Exhibit 10.8

JEFFERSON CAPITAL, INC.

2025 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2025 Incentive Award Plan (as amended from time to time, the “Plan”) of Jefferson Capital, Inc. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Restrictive Covenant Agreement attached hereto as Exhibit B (the “Restrictive Covenant Agreement”), all of which are incorporated into this Grant Notice by reference. Each vested RSU represents the right to receive, in accordance with the Agreement, one share of Common Stock (“Share”). [Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).]1

Participant:	[Insert Participant Name]
Grant Date:	[Insert Grant Date]
Number of RSUs:	[Insert Number of RSUs]
Vesting Commencement Date:	[Insert Vesting Commencement Date]
Vesting Schedule:	[To be specified in individual agreements]

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the RSUs.

JEFFERSON CAPITAL, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

1 Note to Draft: To include if dividend equivalents will be granted in tandem.

Exhibit A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.
general

Section 1.1            Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)           “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b)           “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2            Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
award of restricted stock UNITS

Section 2.1            Award of RSUs [and Dividend Equivalents]

(a)           In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)           [The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.]2

2 Note to Draft: To include if dividend equivalents will be granted in tandem.

Section 2.2            Vesting of RSUs [and Dividend Equivalents].

(a)           Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. [Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.]3

(b)           In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs [and Dividend Equivalents] that are not so vested shall lapse and expire.

Section 2.3            Distribution or Payment of RSUs.

(a)           Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.2 hereof, but in no event later than March 15 of the year after the year of vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b)           All distributions shall be made by the Company in the form of whole Shares.

Section 2.4            Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

3 Note to Draft: To include if dividend equivalents will be granted in tandem.

Section 2.5            Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)           The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)            by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)           by the deduction of such amount from other compensation payable to Participant;

(iii)          with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)          with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)           with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)          in any combination of the foregoing.

(b)           With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)           In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)          Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6            Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

other provisions

Section 3.1            Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Laws, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2            RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 3.3            Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4            Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5               Restrictive Covenants; Forfeiture. As a condition to the receipt of the RSUs, the Participant agrees to execute and comply with the Restrictive Covenant Agreement attached hereto as Exhibit B. Further, the Participant hereby acknowledges and agrees that any restrictive covenants or similar written agreements, including without limitation the Restrictive Covenant Agreement (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches the Restrictive Covenant Agreements or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

Section 3.6            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.7            Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.8            Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Laws. To the extent permitted by Applicable Laws, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Laws.

Section 3.9            Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.

Section 3.10            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.11          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs [(including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents]4, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4 Note to Draft: To include if dividend equivalents will be granted in tandem.

Section 3.12          Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.13          Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.14          Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.15          Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.16          Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs [and Dividend Equivalents].

Section 3.17          Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.18          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

Exhibit B

Restrictive Covenant Agreement

In consideration for the opportunity to receive those certain restricted stock units of Jefferson Capital, Inc. (the “Company”) pursuant to that certain Grant Notice and Restricted Stock Unit Award Agreement between the undersigned individual (the “Participant”) and the Company (such restricted stock units, the “RSUs”), and for other good and valuable consideration, and as a condition precedent to the grant of the RSUs, Participant hereby agrees as follows:

1.	nOn-Competition and non-solicitation.

a.	Non-Competition. During the term of Participant’s employment [and, if permitted under applicable law, during the one (1) year period immediately following the date of Participant’s termination from the Company ][6](the “Non-Compete Restricted Period”), Participant agrees that Participant will not, directly or indirectly, for Participant’s own benefit or for the benefit of any other individual or entity other than the Company: (i) operate, conduct, or engage in, or prepare to operate, conduct, or engage in the Business (as defined below); (ii) own, finance, or invest in (except as the holder of not more than one percent (1%) of the outstanding stock of a publicly-held company) any Business, or (iii) render services to any person or entity that engages in or is preparing to engage in the Business in any capacity, whether as an employee, consultant, contractor, partner, officer, director, or otherwise, which involves the same or similar types of services Participant performed for the Company at any time during the prior two years of Participant’s employment with the Company, which involve executive, financial, strategic, or operational duties, or in which Participant could reasonably be expected to use or disclose Confidential Information, in each case (i), (ii), or (iii) in the Restricted Territory (as defined below).

b.	Non-Solicitation of Company Customer. During the term of Participant’s employment [and, if permitted under applicable law, during the one (1) year period immediately following the date of Participant’s termination from the Company ][7] (the “Non-Solicit Restricted Period”), Participant will not, directly or indirectly, for Participant’s own benefit or for the benefit of any other individual or entity: (a) solicit business from any Company Customer (as defined below) or provide or offer to provide to any Company Customer any products or services that are similar to or otherwise competitive with any product or service provided by, or that could be provided by, the Company; (b) cause or encourage any Company Customer to reduce or cease doing business with the Company, or (c) otherwise negatively interfere with the Company’s relationships with any Company Customer.

c.	Non-Solicitation of Company Personnel. During the Non-Solicit Restricted Period (together with the Non-Compete Restricted Period, the “Restricted Periods” and each a “Restricted Period”), Participant will not, directly or indirectly, for Participant’s own benefit or for the benefit of any other individual or entity: (a) employ or hire any Company Personnel (as defined below) in any capacity (whether as an employee, contractor, consultant or otherwise); (b) solicit or attempt to solicit for employment or hire any Company Personnel in any capacity; (c) entice or induce any Company Personnel to leave his or her or their employment with the Company; or (d) otherwise negatively interfere with the Company’s relationship with any Company Personnel. Notwithstanding the foregoing, a general solicitation or advertisement for job opportunities that Participant may publish without targeting any Company Personnel shall not be considered a violation of this Section 1(b).

6 Note to Draft: Not to be included for Minnesota employees, but can be included for Minnesota board members who are not employees. Include bracketed text for (i) Participants located in Utah and Georgia and (ii) Participants located in Colorado provided they meet the applicable salary threshold under Colorado law as then in effect ($127,091 in 2025).

7 Note to Draft: Include bracketed text for Participants located in Minnesota, Utah, and Georgia. In Colorado, include provided they meet the applicable salary threshold under Colorado law as then in effect ($76,254.60 for non-solicit covenants in 2025).

d.	Tolling Period. If the Non-Compete Restricted Period and/or Non-Solicit Restricted Period applies following the termination of Participant’s employment with the Company, and if permitted by appliable law, then without limiting the Company’s ability to seek other remedies available in law or equity, if Participant violates any of the provisions of Sections 1(a), (b), or (c), the applicable Restricted Period shall be extended by one day for each day that Participant is in violation of such provisions, up to a maximum extension equal to the length of the applicable post-termination Restricted Period, so as to give the Company the full benefit of the bargained-for length of forbearance.

e.	Definitions. As used in this Agreement:

i.	The term “Business” means any business or part thereof that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided by the Company at any time during Participant’s employment with the Company, or with a product or service planned to be developed, manufactured, marketed, licensed, sold or provided by the Company as of any time during the prior one (1) year of Participant’s employment with the, excluding any business or planned business in which Participant had no duties or responsibilities and about which Participant acquired no Proprietary Information during Participant’s employment with the Company.

ii.	The term “Company Customer” means any individual or entity who (i) is, or was during the prior one (1) year of Participant’s employment with the Company, a customer, supplier, or vendor of the Company of whom Participant learned, with whom Participant had business contact or about whom Participant obtained Proprietary Information at any time during Participant’s employment with the Company, or (ii) is a prospective customer, supplier, or vendor of the Company of whom Participant learned, with whom Participant had business contact, or about whom Participant obtained Proprietary Information as part of a solicitation of business on behalf of the Company at any time during the prior one (1) year of Participant’s employment with the Company.

iii.	The term “Company Personnel” means any individual or entity who is or was at any time during the six (6) month period prior to Participant’s solicitation or other activity prohibited by Section 1(b), employed or engaged (whether as an employee, consultant, independent contractor or in any other capacity) by the Company, excluding any individual or entity with whom or which Participant had no contact and about whom Participant acquired no information during Participant’s employment with the Company.

iv.	The term “employment” means any period of employment or engagement, whether as an employee, independent contractor, board member, or otherwise, with the Company. Participant agrees that neither Participant’s reclassification from an employee to an independent contractor, or vice versa, nor the technical transfer of Participant’s employment from one Company entity to another Company entity, shall not serve as a termination for purposes of this Agreement.

v.	The term “Restricted Territory” means each city, county, state, territory and country in which (i) Participant provided services or had a material presence or influence at any time during the prior two years of Participant’s employment with the Company or (ii) the Company is engaged in or has plans to engage in the business during the prior one year of Participant’s employment with the Company.

2.	PROPRIETARY INFORMATION.

a.	During the term of Participant’s employment, Participant may receive and otherwise be exposed, directly or indirectly, to confidential and proprietary information of the Company whether in graphic, written, electronic, audible or oral form, including without limitation information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Proprietary Information”). Proprietary Information may be identified at the time of disclosure as confidential or proprietary or information which by its context would reasonably be deemed to be confidential or proprietary. “Proprietary Information” may also include without limitation (a)(i) unpublished patent disclosures and patent applications and other filings, know-how, trade secrets, copyrightable works, works of authorship and other intellectual property, as well as any information regarding ideas, inventions, technology, and processes, including without limitation assays, sketches, schematics, techniques, drawings, designs, descriptions, specifications and technical documentation, (ii) specifications, protocols, models, designs, equipment, engineering, algorithms, software programs, software source documents, formulae, (iii) information concerning or resulting from any research and development or other project, including without limitation, experimental work, product development plans, regulatory compliance information, and research, development and regulatory strategies, and (iv) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies, including without limitation information the Company provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendors; and (b) any other information, to the extent such information contains, reflects or is based upon any of the foregoing Proprietary Information. The Proprietary Information may also include information of a third party that is disclosed to Participant by the Company or such third party at the Company’s direction.

b.	Obligations of Non-Use and Nondisclosure. Participant acknowledges the confidential and secret character of the Proprietary Information, and agrees that the Proprietary Information is the sole, exclusive and valuable property of the Company. Except as permitted herein below or in Section 2(c), Participant agrees not to use the Proprietary Information except in the performance of Participant’s authorized duties as an employee of the Company, and not to disclose all or any part of the Proprietary Information in any form to any third party, either during or after the term of Participant’s employment, without the prior written consent of the Company on a case-by-case basis. Upon termination of Participant’s employment, Participant agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Proprietary Information, whether in Participant’s possession or under Participant’s direct or indirect control, provided that Participant is entitled to retain Participant’s personal copies of (a) Participant’s compensation records, (b) materials distributed to stockholders generally, and (c) this Agreement. Participant understands that Participant’s obligations of nondisclosure with respect to Proprietary Information shall not apply to information that Participant can establish by competent proof (x) arise from Participant’s general training, knowledge, skill or experience, whether gained on the job or otherwise, (y) that is readily ascertainable to the public, or (z) that Participant otherwise has a right to disclose as legally protected conduct. If Participant becomes compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Proprietary Information, Participant shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. Participant agrees to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, Participant shall only disclose that portion of such Proprietary Information required to be disclosed, in the opinion of Participant’s legal counsel. Participant shall request that confidential treatment be accorded such Proprietary Information, where available. Compulsory disclosures made pursuant to this Section shall not relieve Participant of Participant’s obligations of confidentiality and non-use with respect to non-compulsory disclosures. Participant shall promptly notify Participant’s supervisor or any officer of the Company if Participant learns of any possible unauthorized use or disclosure of Proprietary Information and shall cooperate fully with the Company to enforce its rights in such information.

c.	Protected Activity. Participant understands that nothing in this Agreement is intended to or shall prevent Participant from (i) communicating directly with, cooperating with, providing information to, or filing a charge with, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, (ii) engaging in concerted activity, including discussing wages or working conditions, or engaging in other rights, if any, protected by Section 7 of the U.S. National Labor Relations Act or similar law, to the extent applicable to Participant, (iii) discussing or disclosing information about unlawful acts in the work such as harassment, discrimination, or any other conduct Participant has reason to believe is unlawful, or (iv) providing truthful testimony in a legal, legislative, administrative, or arbitration proceeding. Further, Participant acknowledges that the Company has provided Participant notice of Participant immunity rights under the U.S. Defend Trade Secrets Act, which states: (1) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

d.	Property of the Company. Participant acknowledges and agrees that all notes, memoranda, reports, drawings, blueprints, manuals, materials, data, emails and other papers and records of every kind, or other tangible or intangible materials which shall come into Participant’s possession in the course of Participant’s employment with the Company, relating to any Proprietary Information, shall be the sole and exclusive property of the Company and Participant hereby assigns any rights or interests Participant may obtain in any of the foregoing to the Company. Participant agrees to surrender this property to the Company upon termination of Participant’s employment, or at any time upon request by the Company. Participant further agrees that any property situated on the Company’s data systems or premises and owned by the Company, including without limitation electronic storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.

3.	NON-DISPARAGEMENT.

a.	Subject to Section 2(c), Participant covenants and declares that Participant will not at any time make, publish or communicate to any individual or entity, or in any public forum make, any defamatory or disparaging remarks, comments or statements concerning the Company’s products or services, and existing and prospective customers, suppliers, investors and other associated third parties, or make any maliciously false statements about the Company’s employees and officers.

4.	MISCELLANEOUS.

a.	Notification to Other Parties. In the event of the termination of Participant’s employment with the Company for any reason, Participant hereby consents to notification by the Company to Participant’s new employer or other party for whom Participant works about my rights and obligations under this Agreement.

b.	Employment at Will. Participant understands and agrees that Participant’s employment with the Company is at will. Accordingly, Participant’s employment can be terminated at any time, without cause or notice, at Participant’s option or the Company’s option. The at-will nature of Participant’s employment also means that Participant can be transferred or demoted, and Participant’s job title, compensation, benefits and other terms and conditions of employment can be reduced, at any time with or without cause. Participant acknowledges that such changes shall not affect the enforceability of the restrictive covenants in Sections 1-3 herein or any other terms of this Agreement. This at-will status of Participant’s employment relationship with the Company shall remain in full force and effect throughout Participant’s employment with the Company, and Sections 1-3 shall remain in full force and effect pursuant to their terms. The at-will status of Participant’s employment can be modified only in a written agreement that expressly alters such status and which is signed by both an authorized officer of the Company and Participant.

c.	The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. Participant will not assign this Agreement or Participant’s obligations hereunder without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion, and any such purported assignment without consent shall be null and void from the beginning. Participant agrees that the Company may freely assign or otherwise transfer this Agreement to any affiliate or successor in interest (whether by way of merger, sale, acquisition or corporate re-organization or any substantially similar process) of the Company.

d.	[Participant acknowledges receiving written notice of the requirement to sign this Agreement and a copy of the Agreement to review, in accordance with Colorado law.][8] [Notwithstanding anything to the contrary herein, the non-compete covenant obligations contained in Section 1(a) herein shall not become effective until fourteen (14) days after Participant received notice of and a copy of such non-compete obligations.][9]

8 Note to Draft: Include the first bracketed clause only if the employee is located in Colorado. Ensure that Participant receives and executes the Colorado notice of restrictive covenants, which must be provided as a separate document.

e.	Any subsequent change or changes in Participant’s duties, obligations, rights or compensation will not affect the validity or scope of this Agreement. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both parties. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

f.	If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

g.	Participant acknowledges that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of Participant’s obligations under this Agreement. Participant therefore agrees that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement, without the requirement to post bail or other security.

h.	The rights and obligations of the parties under this Agreement shall be governed in all respects by the laws of the state in which Participant primarily provides or last primarily provided services to the Company, without reference to any conflict of laws rule that would result in the application of the laws of any other jurisdiction. The parties agree that all disputes arising under this Agreement shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in the state in which Participant primarily provides or last primarily provided services to the Company, and Participant hereby agrees to consent to the personal jurisdiction of such court. [If permitted under applicable law, the Company and Participant each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.][10]

i.	Any notices required or permitted hereunder shall be given to the appropriate party at the address specified on the signature page to this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three days after the date of mailing.

j.	Except as otherwise provided herein, the provisions of this Agreement shall survive the termination of Participant’s employment with the Company for any reason.

k.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed agreement.

Signature Page Follows.

9 Note to Draft: Include the second bracketed clause only if the employee is located in Colorado and is a current employee (not a new hire).

10 Note to Draft: Bracketed language to be removed for the board member located in Georgia.

I ACKNOWLEDGE THAT I HAVE THE RIGHT, AND THE COMPANY IS ADVISING ME, TO CONSULT WITH INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND I HAVE HAD A REASONABLE OPPORTUNITY TO DO SO. I EITHER HAVE CONSULTED, OR HAVE VOLUNTARILY CHOSEN NOT TO CONSULT, WITH MY COUNSEL. I FURTHER ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND KNOWINGLY.

IN WITNESS WHEREOF, I have executed this document as of _______________, 20__.

EMPLOYEE:

Signature:
Print Name:
Address:

COMPANY:

Signature:
Print Name:
Title: